                                                                     EXHIBIT 3.4

                    CAPE COD BANK & TRUST COMPANY'S BY-LAWS

                                   ARTICLE I
                               PRINCIPAL OFFICE

     The Company shall have its principal office in the County of Barnstable, Massachusetts, and may have branch offices at such place or places as are permitted by law and authorized by the Board of Directors.

                                  ARTICLE II
                           MEETINGS OF STOCKHOLDERS

     SECTION 1. ANNUAL MEETING. The annual meeting of the stockholders shall be held on the fourth[JSB1] Thursday of April of each year at such time and place in the County of Barnstable, Massachusetts, as shall be determined by the Board of Directors and specified in the notice of the meeting, for the election of a Secretary and a Board of Directors and the transaction of such other business as may properly come before the meeting.

     If, for any cause, the annual meeting shall not be called and held as hereinabove prescribed, a special meeting shall be called in the manner hereinbelow provided in lieu of the annual meeting and for the purposes thereof and for such additional purposes as shall be specified in the notice of said special meeting.

     SECTION 2. SPECIAL MEETINGS. Special meetings of the stockholders shall be called by the Secretary as directed by vote of the Board of Directors or at the written request of the President, five Directors, or one or more stockholders of record holding at least thirty percent of the capital stock issued and outstanding and entitled to vote, and at such time and place in the County of Barnstable, Massachusetts, and for such purposes as shall be stated in such vote or request consistent with these By-Laws, the Agreement of Association, as amended, and applicable provisions of law.

     SECTION 3. NOTICE. The Secretary shall give notice of every meeting of the stockholders by mailing, postage prepaid, a written notice thereof at least seven days before the time fixed for the meeting to each stockholder of record entitled to vote thereat addressed to him at his address as appearing upon the books of the Company. The notice of each meeting shall set forth the time, place, and purposes thereof.

     In the event of the absence, incapacity or refusal of the Secretary to call or give notice of any annual meeting or any special meeting, such meeting may be called by the President or by any other person designated for the purpose by the Board of Directors, in the manner hereinabove prescribed.

     SECTION 4. METHOD OF VOTING. Each holder of record of stock outstanding and entitled to vote at a meeting, if present in person or represented by valid proxy thereat, shall have one vote at such meeting for each share of stock outstanding and entitled to vote thereat held of record by such holder. A proxy may be appointed by an instrument in writing signed by the stockholder or his duly authorized attorney or legal representative but no proxy instrument which is dated more than six months before the meeting named therein shall be accepted and no such proxy instrument shall be valid after the final adjournment of such meeting. All proxy instruments shall be filed with and verified by the Secretary of the meeting before being voted.

     Election of Directors and Secretary shall be by ballot, and upon request of any stockholder at any meeting, the vote upon any question properly brought before the meeting shall be by ballot.

     SECTION 5. QUORUM. At any stockholders' meeting a majority in interest of the shares of stock of the Company outstanding and entitled to vote, represented at the meeting by stockholders of record in person or by proxy, shall constitute a quorum for the transaction of business at any meeting. When a quorum is present at any meeting, a majority of the stock represented thereat and entitled to vote shall decide any question brought up at such meeting, except where a larger vote is required by express provision of law or by these By-Laws or the Agreement of Association as amended.

     SECTION 6. ADJOURNMENTS. By vote of the holders of record of a majority of the stock outstanding and entitled to vote at a meeting and present in person or by proxy thereat, whether or not a quorum is present, such meeting may be adjourned finally or to reconvene to the same place or at such other place in Barnstable County and at such other time as shall be specified in such vote. No notice of any such adjournment shall be required other than announcement of such adjournment at the meeting or at any adjournment thereof at which such adjournment is voted, whether the adjournment is by vote of a quorum or of less than a quorum.

     At any such reconvened meeting, whether the adjournment has been by vote of a quorum or of less than a quorum, at which a quorum shall be present in person or by proxy, any business may be transacted which might have been transacted at the meeting as originally called.

     SECTION 7. ADDRESSES OF STOCKHOLDERS. Every stockholder, if and when requested by the Secretary, shall file with the Secretary an address at or to which all notices may be served upon or mailed to such stockholder and, if no such address is furnished, notices may be addressed to such stockholder at any other address of the stockholder appearing upon the books of the Company as determined by the Secretary.

                                  ARTICLE III
                       DIRECTORS, OFFICERS AND COMMITTEES

     SECTION 1. DIRECTORS. The Board of Directors of the Company shall consist of not less than seven nor more than sixteen Directors as fixed by the stockholders pursuant to these By-Laws.

     At least three-fourths of the Directors shall be citizens of the Commonwealth and resident therein.

          SECTION LA. HONORARY DIRECTORS. The Board of Directors, at its organization meeting held after each annual meeting of the stockholders, may elect such persons as it wishes to the position of Honorary Director for a term of one year.

     Honorary Directors may attend all regular meetings of the Board of Directors. They may attend regular committee meetings from time to time if requested to do so by the Chairman of the Board or the President. They shall not be entitled to vote, nor shall they bear the responsibilities or liabilities of a Director. [JSB2]

     SECTION 2. OFFICERS. The officers of the Company shall be a President, a Treasurer, one or more Vice Presidents, one or more Trust Officers, one or more Assistant Treasurers, a Secretary, and a Secretary of the Board of Directors and if the Board of Directors so determines, a Chairman of the Board of Directors, and such other officers as shall be elected by the Board of Directors.

     The Secretary shall be a resident of the Commonwealth. One person may be elected to and serve in more than one office except that the President may not be either the Treasurer or the Secretary.

     SECTION 3. COMMITTEES. There shall be an Executive Committee, a Trust Committee, each as hereinafter provided for, and such additional committees as the Board of Directors shall from time to time appoint.

     SECTION 4. OATH OF OFFICE. The Directors and officers shall be sworn to the faithful performance of their duties as prescribed by law and the Directors shall take such additional oath as shall be required by law.

                                  ARTICLE IV
                                   ELECTIONS

     SECTION 1. DIRECTORS. Except as hereinbelow provided, approximately one-third of the Directors shall be chosen by ballot at each annual meeting of the stockholders or special meeting of the stockholders called in lieu of and for purposes of the annual meeting. They shall serve for a term of three years and until their successors are elected and have qualified, providing, however, that a term of one or two years shall be substituted when necessary to insure that no person serve as a Director after the annual meeting following such person's 72/nd/ birthday.

     At the same annual meeting following adoption of these By-Laws as amended, approximately one-third of those standing for re-election shall be elected for a term of three years, one-third for two years and the remainder, plus any additional persons proposed for election, for one year.

     The number of Directors shall be fixed within the limits above specified at each annual meeting of the stockholders or special meeting of the stockholders called in lieu of and for the purposes of the annual meeting. However, within the above limits additional Directors may be elected between annual meetings of the stockholders at any special meeting of the stockholders called for the purpose of increasing the number of Directors and of electing additional Directors accordingly and any Directors so elected shall serve until the date herein fixed for the next annual meeting of the stockholders and until their successors are elected and have qualified. If proposed for re-election, they shall be elected for a term of one, two, or three years which will maintain a Board of Directors whose terms will expire one-third each year as nearly as possible.

     At the annual meeting, or a special meeting in lieu of the annual meeting, or a special meeting called for the purpose, the stockholders may change and fix the number of Directors within the limits above specified and may leave open a maximum of two directorships for election by the Board of Directors, and in such event the Board of Directors, in its discretion from time to time, by vote of a majority of the Directors at the time in office may elect not more than two additional Directors to serve until the next annual meeting.

     SECTION 2. OFFICERS. The President, who shall be a member of the Board of Directors, the Treasurer, the Secretary of the Board of Directors, and at least one Vice President, one Trust Officer, and one Assistant Treasurer shall be elected by the Board of Directors at its organization meeting held after each annual meeting of the stockholders or special meeting of the stockholders called in lieu of and for the purposes of the annual meeting. The Board of Directors shall also have power to elect such additional Vice Presidents, Trust Officers, Assistant Treasurers and other officers and agents (other than the Secretary except in the event of a vacancy) and a Chairman of the Board as the Board of Directors shall from time to time determine and to confer upon any such other officers and agents such titles as the Board of Directors sees fit. All officers and agents elected and appointed by the Board of Directors shall hold their respective offices during the pleasure of the Board of Directors.

     The Secretary shall be elected by ballot at each annual meeting of the stockholders or special meeting of the stockholders called in lieu of and for the purposes of the annual meeting. He shall serve until the next annual meeting of the stockholders and until his successor is elected and has qualified.

     SECTION 3. RESIGNATIONS AND VACANCIES. Any Director or officer may resign by giving written notice to the President or the Secretary or the Board of Directors, and such resignation shall take effect as specified in the notice or sooner at the pleasure of the Board of Directors.

     Vacancies in the Board of Directors or in any office may be filled by the Board of Directors and in the event of a vacancy in the Board of Directors, such vacancy may be filled by the remaining members of the Board then in office. The person chosen to fill any vacancy in the Board of Directors or in the office of Secretary shall hold office for the unexpired portion of the term for which his predecessor was chosen and the person chosen to fill any other office shall hold office during the pleasure of the Board of Directors.

                                   ARTICLE V
                    POWERS AND DUTIES OF BOARD OF DIRECTORS

     SECTION 1. REGULAR MEETINGS. The Board of Directors shall hold regular meetings at least once in each calendar month, and at such other times as the Board shall from time to time determine, upon such day, at such time, and at such place as the Board shall from time to time determine. No notice of any regular meeting shall be necessary.

     SECTION 2. SPECIAL MEETINGS. Special meetings of the Board of Directors shall be held whenever called by the Secretary, or other officer designated for the purpose by the Board, at the request of the President or two Directors, and at such time and place and for such purposes as shall be stated in such request consistently with these By-Laws, the Agreement of Association, as amended, and applicable provisions of law. An organization meeting of the Board of Directors may be held immediately after the Annual Stockholders' Meeting.

     Notice of the time and place of any special meeting shall be given by the Secretary or other officer calling the meeting orally or in writing at least 24 hours before the time fixed for the meeting. Except as otherwise provided below in this Section 2, notice mailed to a Director at his usual place of business or residence at least 24 hours before the time fixed for the meeting shall be sufficient. Any notice received by a Director in time to enable him to attend the meeting concerning which notice is given shall be likewise sufficient as to that meeting. Any meeting shall be legal without notice if each Director waives such notice by a writing filed with the records of the meeting either before or after the holding thereof. Except as may be otherwise prescribed by law, any business whatever may be transacted at a meeting of the Board although it may not have been specified in the notice of the meeting.

     SECTION 3. QUORUM. Seven of the Directors at the time in office shall constitute a quorum for the transaction of business at any meeting, provided, however, that at any time when the number of Directors in office is less than fourteen, five of such Directors shall constitute a quorum for the transaction of business at any meeting. The vote of a majority of the Directors present at any meeting when a quorum is present shall be sufficient for action at such meeting.

     A majority of the Directors present at any meeting, although less than a quorum, may adjourn the meeting finally or from time to time. No notice of such adjournment other than announcement at the meeting or at an adjournment at which such adjournment is voted shall be necessary.

     SECTION 4. POWERS. The Board of Directors shall have the general management and direction of the property, business and affairs of the Company and all its trusts and undertakings and may exercise all powers of the Company except such as are expressly reserved to the stockholders by applicable provisions of law, the Agreement of Association, as amended, or these By-Laws.

     Without limiting the generality of the foregoing, the Board of Directors shall have full power to make or authorize all investments or reinvestments, to authorize the sale, mortgage, pledge, or transfer of any real estate or personal property belonging to the Company in any capacity, to prescribe the duties of the officers, employees and agents of the Company consistently with applicable provisions of law, the Agreement of Association, as amended, and these By-Laws, to fix the compensation of all officers, employees, and agents, including their own fees for services as Directors or members of committees, and subject to approval by the Board of Directors, in such instances as the Board of Directors determines, to authorize any committee or any officer to fix the compensation of such officers, employees and agents, or classifications thereof, as the Board of Directors designates, to declare all dividends, to determine upon the form of certificate of stock, and upon transfers thereof, and upon a corporate seal, to fix the amount of the bond or bonds for officers, employees, and agents, including the amount and terms and conditions of blanket or schedule bonds, to issue from time to time any part of the previously authorized capital of the Company, subject to applicable regulatory approval, and generally to take or cause to be taken any action and do any and all things not repugnant to the Agreement of Association, as amended, these By-Laws and applicable provisions of law, which the Board of Directors shall deem fit and proper to take, cause to be taken, or to use and carry into effect the powers of the Company.

                                  ARTICLE VI
                         POWERS AND DUTIES OF OFFICERS

     SECTION 1. GENERAL. All officers shall perform such duties and have such powers as shall be prescribed by law, by these By-Laws, the Agreement of Association, as amended, or the Board of Directors, or consistently with the foregoing provision of this Section 1, as shall be designated by the President in the case of any of said officers other than the Chairman of the Board, the Secretary, and Secretary of the Board. Without limiting the generality of the foregoing and subject, or in addition, to specific provisions of other Articles, certain officers shall have specific duties and/or powers as stated in the following sections of this article.

     SECTION 2. CHAIRMAN OF THE BOARD. The Chairman of the Board, if one shall be elected by the Board of Directors, shall preside at all meetings of the Board of Directors at which he shall be present.

     SECTION 3. PRESIDENT. The President shall be the chief executive officer of the Company. He shall preside at all meetings of the stockholders and, unless there shall be a Chairman of the Board and such Chairman shall be present and preside, at all meetings of the Board of Directors. He shall be ex officio a member of all standing committees except any Auditing Committee and he shall have the general management and direction of the Company's business in all departments and shall see that all orders and resolutions of the Board of Directors are carried into effect.

     SECTION 4.  VICE PRESIDENT.   The Board of Directors may, in its
discretion, designate any one or more Vice Presidents as Executive Vice President and any one or more of the Vice Presidents as Senior Vice President, with such duties, powers and authorities, consistent with these By-Laws, the Articles of Organization, as amended and applicable provisions of law, as the Board of Directors shall from time to time determine.

     A Director or Executive Vice President chosen by the Board of Directors, shall have the duty of presiding at meetings of the stockholders when the President is absent and at meetings of the Board of Directors when neither the President nor the Chairman of the Board (if there shall be one) is present. The Director or Executive Vice President chosen by the Board of Directors shall perform the duties and have the powers and authorities of the President during his absence or disability, except any duties, powers, and authorities which by law only the President is permitted to perform or have.

     SECTION 5. TREASURER. The Treasurer shall have custody of the corporate seal. Subject to the general supervision of the Board of Directors and of the President, the Treasurer shall be charged with and be responsible for the keeping of adequate and accurate books of account in all departments of the Company's business and with the preparation of reports therefrom as may be required from time to time by the Board of Directors or by law.

     SECTION 6. ASSISTANT TREASURERS. The Assistant Treasurers in such order as the Board of Directors shall from time to time determine shall perform the duties and have the powers and authorities of the Treasurer during his absence or disability, except any duties, powers, and authorities which by law only the Treasurer is permitted to perform or have.

     SECTION 7. TRUST OFFICERS. The Trust Officers in such order or respects as the Board of Directors shall from time to time determine shall have charge of and be responsible for the management of the Trust Department under the supervision of the Trust Committee and the general supervision of the Board of Directors and the President.

     SECTION 8. SECRETARY. The Secretary shall have custody of the books of record of the meetings of the stockholders. He shall give due notice of and attend all meetings of the stockholders and shall record the votes of the stockholders in books kept for the purpose. In the absence of the President and a Vice President at any meeting of stockholders, he shall call the meeting to order until a temporary Chairman is chosen. In the absence of the Secretary at any meeting of the stockholders, a temporary Secretary for such meeting shall be chosen who shall be sworn to the faithful performance of his duties.

     SECTION 9. SECRETARY OF THE BOARD. The Secretary of the Board shall attend all meetings of the Board and shall keep the records thereof under the supervision of the Board, except as the Board shall otherwise order. In the absence of the Secretary of the Board at any meeting of the Board, a temporary Secretary of the Board for such meeting shall be chosen who shall be sworn to the faithful performance of his duties.

                                  ARTICLE VII
                              EXECUTIVE COMMITTEE

     SECTION 1. COMPOSITION AND ELECTION. The Executive Committee shall consist of the President, ex officio, and not less than four nor more than seven other members, who shall be elected by and from the Board of Directors and shall hold office during the pleasure of the Board. The Board of Directors shall elect members of the Executive Committee at or after the first meeting of the Board of Directors held after each annual meeting of the stockholders or special meeting of the stockholders called in lieu of and for the purposes of the annual meeting. The Board of Directors may elect additional members of the Executive Committee within the foregoing limits or fill vacancies in the Executive Committee at any regular or special meeting of the Board of Directors.

     The President shall be, ex officio, Chairman of the Executive Committee.

     SECTION 2. POWERS. The Executive Committee shall supervise the business affairs of the Company and shall have authority, except as otherwise prescribed by the Board of Directors, when the Board of Directors is not in session, to transact such business for and on behalf of the Company as the Board of Directors might transact including the power to give such directions to the officers regarding the Company and its affairs as the Committee determines and the power to authorize any of the officers in the name and behalf of the Company to sign, affix the corporate seal to, and deliver contracts, deeds, releases, assignments or other instruments in writing.

     SECTION 3. MEETINGS. Meetings of the Executive Committee shall be held at such times and places as the Committee from time to time determines. Special meetings of the Committee may be called at any time by the President, or in his absence or disability, by any Vice President. No notice shall be necessary to the validity of such meetings.

     The Committee shall keep minutes of each of its meetings and the minutes of each meeting, not previously submitted to the Board of Directors, shall be submitted to the regular meeting of the Board of Directors next following such meeting except as otherwise ordered by the Board.

     SECTION 4. QUORUM. A majority of the Executive Committee at the time in office shall constitute a quorum for the transaction of business and when a quorum is present at any meeting the vote of a majority of those present shall be sufficient for action at such meetings.

                                 ARTICLE VIII
                                TRUST COMMITTEE

     SECTION 1. COMPOSITION. There shall be a Trust Committee consisting of not less than three members as determined from time to time by the Board of Directors. At or after the first meeting of the Board of Directors held after each meeting of the stockholders or special meeting of the stockholders called in lieu of and for the purposes of the annual meeting, the Board of Directors shall elect from their own number a Trust Committee within the limits stated above in this Section 1. The members of the Trust Committee shall hold office during the pleasure of the Board of Directors. A majority of the Trust Committee shall constitute a quorum for the transaction of business and when a quorum is present at any meeting the vote of a majority of those present shall be sufficient for action at such meeting.

     SECTION 2. POWERS. The Trust Committee shall have supervision of the Trust Department of the Company and power to transact all business of the Company as executor, administrator, assignee, guardian, trustee, agent for the care and management of property, and in any other fiduciary and representative capacity, and in any such connection shall have power to give instructions to the officers of the Company which the Trust Committee shall deem necessary or appropriate, together with such other powers as the Board of Directors or the Executive Committee may from time to time delegate to the Trust Committee.

     SECTION 3. RULES AND REGULATIONS. The Trust Committee shall make its own rules and regulations consistently with these By-Laws and applicable provisions of law. It shall appoint its own Chairman from its own members, and its Secretary, each of whom shall serve during the pleasure of the Trust Committee. The Trust Committee shall meet as often as the business of the Trust Department shall require.

     The Board of Directors or Executive Committee shall have power to rescind any vote, resolution or instruction of the Trust Committee but such rescission shall have no retroactive effect.

                                  ARTICLE IX
                               SAVINGS DEPOSITS

     Rules and regulations relating to savings deposits and the withdrawal thereof, not inconsistent with the provisions of law, shall be adopted by the Board of Directors. Such regulations shall remain in force until amended, modified or repealed by vote of the Board. Interest may be paid on savings deposits at such times, at such rate or rates, and for such periods, not inconsistent with law, as the Board of Directors shall determine.

                                   ARTICLE X
                  CERTIFICATES OF STOCK AND TRANSFERS THEREOF

     SECTION 1. FORM - EXECUTION. Certificates of stock of the Company shall be in such form permitted by law as the Board of Directors may from time to time determine, and shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer and sealed with the corporate seal.

     SECTION 2. TRANSFER. Shares of the stock of the Company shall be transferable only on the books of the Company by assignment in writing by the holder of record thereof, or his legal representative, in person or by duly authorized attorney, upon surrender of the certificate thereof.

     The Company shall not be bound to take notice of or recognize any trust, express, implied or constructive, or any charge or equity affecting any shares of the capital stock or to ascertain or inquire whether any sale or transfer of any such shares by any holder of record thereof, his attorney legally constituted, or his legal representative, is authorized by such trust, charge or equity or to recognize any person as having any interest therein, except the holder of record thereof for the time being.

     SECTION 3. LOSS, DESTRUCTION, MUTILATION. In case of the loss, destruction or mutilation of a certificate of stock, a new certificate, to replace the certificate so lost, destroyed, or mutilated, may be issued by order of the Board of Directors upon reasonable evidence of such loss, destruction or mutilation and the filing by the holder of record, or his legal representative, of a bond of indemnity in such form, in such amount and with such surety or sureties as the Board of Directors may approve.

     SECTION 4. RECORD DATE. The Board of Directors may fix in advance a time not more than sixty (60) days before the date of any meeting of the stockholders or the date for the payment of any dividend or the making of any distribution to stockholders or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose as the record date for determining the stockholders having the right to notice of and to vote at such meeting and any adjournment thereof, or the right to receive such dividend or distribution, or the right to give such consent or dissent, and in such case, only stockholders of record on such record date shall have such right notwithstanding any transfer of stock on the books of the corporation after the record date. In lieu of fixing such date, the Board of Directors may for any of such purposes close the stock transfer books of the Company for all or any portion of said sixty (60) day period.

                                  ARTICLE XI
                           EXECUTION OF INSTRUMENTS

     Checks, conveyances, deeds, assignments, discharges of mortgages and other instruments, whether connected with the exercise by the Company of its powers as a trust company or its powers in any fiduciary capacity, or otherwise, shall be executed in the name and behalf of the Company by such officer or officers or other individual or individuals and in such manner as shall be prescribed or authorized from time to time by the Board of Directors or the Executive Committee. Any such instrument so executed by prescription or authority of the Executive Committee shall have the same validity as if expressly authorized by vote of the Board of Directors.


                                  ARTICLE XII
                             EMERGENCY OPERATIONS

     In the event of a state of disaster or other emergency created by war, civil commotion, or any other cause, of sufficient severity to prevent to a material extent the conduct and management of the property, business and affairs of this Company by its Board of Directors and Officers as elsewhere in these By-Laws contemplated (such event being hereinafter called the "Emergency"), whether or not a state of emergency shall have been declared by any governmental official or authority, then for and during the period of the Emergency and for a reasonable period thereafter-

          (a) All available Directors, not members of the incumbent Executive Committee at the time of the Emergency, shall automatically become members of the Executive Committee; each member of the Committee, including each such incumbent member, each such available Director, and each additional member elected as hereinafter provided, shall hold office until the election of his successor or termination of his term by vote of the Committee or the stockholders; three members of the Committee shall constitute a quorum for the transaction of business and, so long as there are at least three members in office, the action of a majority of the members of the Committee present at any meeting of the Committee at which a quorum is present, and the action of a majority of the members of the Committee other than at a meeting shall constitute the action of the Committee, provided, however, that if by reason of death, resignation, or other cause the membership of the Committee is reduced to two, such two remaining members may elect not more than nine additional members to the Committee, and if by reason of any such cause the membership of the Committee is reduced to one, a majority of those of the President and the Vice Presidents of the Company who are available to vote may elect not more than ten additional members to the Committee.

          (b) The Executive Committee shall have power to transact all business for and on behalf of the Company which the Board of Directors might have, in accordance with Article V of these By-Laws, and, without in any way limiting the generality of the foregoing, power to appoint and remove officers, members of the Trust Committee, and members of any other committees, to declare offices, memberships on the Trust Committee, and memberships on any other committees vacant, and to fill vacancies in any offices and in any committee memberships; power to exercise the powers and authorities of the Trust Committee and any other committees not at the time in existence or the membership of which does not at the time exceed three; power to act by vote at a meeting or by a writing or by telegram or telephone or by any other convenient method or by a combination of any such methods; power to cause notice to be given of any annual meeting of the stockholders and of any special meetings of the stockholders, to call any such meeting, and to designate any individual to act in place of the Secretary; power to make its own rules as to the conduct of its own meetings and the procedures to be followed by it with respect to its activities; if the location of the principal office or of any branch office of the Company becomes unavailable or unsuitable for the conduct of the business of the Company, power to locate the principal office or any such branch office in quarters selected by the Committee, any such temporarily located office to be returned to its former location as soon as practicable and any such temporary office to be then discontinued; power to exercise any and all additional authorities and powers which shall at any time or times be granted to the Executive Committee by the Board of Directors; and furthermore such additional powers as are reasonably necessary to enable the Company to exercise the powers granted to the Company by law.

     For the purposes of this Article, an Emergency shall be deemed to have occurred at such time whenever the facts stated in the first paragraph of this Article preceding portion (a) thereof have occurred, and the declaration that such an Emergency has occurred, including a statement as to the time of the beginning thereof, or the declaration that such an Emergency has ceased, including a statement as to the time of such cessation, set forth in either case in a writing signed by the President, or if he is not available, by any Vice President or the Treasurer, and at least two members of the Board of Directors or of the Executive Committee shall be conclusive and binding on all parties.

     Any provisions of the By-Laws and any votes of the Board of Directors which are contrary to the provisions of this Article XII shall be suspended during the period of any Emergency and during that period the provisions of this Article XII shall govern, provided, however, that the provisions of this Article XII shall be subject to repeal or amendment by the stockholders pursuant to Article XVI hereof during the period of any such Emergency and at any other time or times.

                                 ARTICLE XIII
                                 CONTRIBUTIONS

     The Board of Directors shall have power and authority to make contributions, in such amounts as the Board of Directors may determine to be reasonable, to corporations, trusts, funds or foundations, organized and operated exclusively for charitable, scientific or educational purposes, no part of the net earnings of which enures to the benefit of any private shareholder or individual; provided that such contributions in any fiscal year shall not in the aggregate exceed one-half of one percent of the capital and surplus of the Company as of the end of the preceding fiscal year, unless contributions in excess of one-half of one percent of such capital and surplus shall be authorized by the stockholders at a regular or special meeting. Nothing in this Article shall be construed as directly or indirectly restricting or otherwise affecting, except as herein provided, the rights and powers of the Company with reference to payments of the nature above specified.

                                  ARTICLE XIV
                                 CORPORATE SEAL

     The corporate seal shall be in such form as the Board of Directors shall from time to time determine. Unless and until otherwise determined by the Board of Directors, the corporate seal shall be circular and shall have thereon the name of the Company and the year and state of its incorporation.

                                  ARTICLE XV
                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Each person who on January 21, 1964, or thereafter becomes a Director or officer of the Company shall be entitled, without prejudice to any other rights he may have, to be reimbursed by the Company for, and indemnified by the Company against, all costs and expenses reasonably incurred by him in connection with or arising out of any claim made, or any action, suit or proceeding of whatever nature threatened or brought against him or in which he may be involved as a party or otherwise by reason of his having served as a Director or officer of the Company or by reason of any action alleged to have been taken or omitted by him as such Director or officer, whether or not he continues to be such Director or officer at the time of incurring such costs and expenses, including amounts paid or incurred by him in connection with reasonable settlements (other than amounts paid to the Company itself) of any such claim, action, suit or proceeding. No such reimbursement or indemnity shall be paid or made for any cost or expense incurred or settlement made by such Director or officer in connection with any matter as to which he shall be finally adjudged in any such action, suit, or proceeding to have been derelict in the performance of his duty as such Director or officer, nor shall anything herein contained be construed so as to permit or to authorize the Company to indemnify any such Director or officer against any costs or expenses arising out of or resulting from his own negligence or willful misconduct. No Director or officer of the Company shall be liable to anyone for making any determination as to the existence or absence of liability of the Company hereunder or for making or refusing to make any payment hereunder or for taking or omitting to take any other action hereunder, in reliance upon the advice of counsel. Each person elected or appointed a Director or officer of the Company shall, upon and by reason of such election or appointment, have the right to be reimbursed and indemnified by the Company, as above set forth, with the same force and effect as if the Company, to induce him to accept such election or appointment, specifically agreed in writing to reimburse and indemnify him in accordance with the foregoing provisions of this
Article XV. Nothing herein contained shall be construed as a limitation of any right to indemnification to which any person would otherwise be entitled or as a limitation on the powers of this Company or its Directors.


                                  ARTICLE XVI
                             FAIR PRICE PROVISION

     The stockholder vote required to approve Business Combinations (hereinafter defined) shall be as set forth in this Article XVI.

     SECTION 1. HIGHER VOTE FOR BUSINESS COMBINATIONS. In addition to any affirmative vote required by applicable provisions of law, the Agreement of Association, as amended, or these By-Laws, and except as otherwise expressly provided in Section 3 of this Article XVI:

          (a)  Any merger or consolidation of the Company or any Subsidiary with
               (i) any Interested Stockholder or (ii) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate or Associate of an Interested Stockholder; or

          (b) Any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder of any assets of the Company or any Subsidiary thereof having an aggregate Fair Market Value of $5,000,000 or more; or

          (c) The issuance, exchange or transfer by the Company or any Subsidiary (in one transaction or a series of transactions) of any securities of the Company or any Subsidiary to any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder in exchange for cash, securities or other consideration (or a combination thereof) having an aggregate Fair Market Value of $5,000,000 or more; or

          (d) The adoption of any plan or proposal for the liquidation or dissolution of the Company proposed by or on behalf of an Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or

          (e) Any reclassification of securities (including any reverse stock split), or recapitalization of the Company, or any merger or consolidation of the Company with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Company or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or

          (f) Any agreement, contract or other arrangement with an Interested Stockholder (or in which the Interested Stockholder has an interest other than proportionately as a stockholder) providing for any one or more of the actions specified in subsections (a) to (e) of this Section 1, shall require the affirmative vote of the holders of at least eighty percent (80%) of the votes which all stockholders would be entitled to cast at any annual election of Directors or class of Directors (the "Voting Stock"). Such affirmative vote shall be required notwithstanding the fact that no vote may be required or that a lesser percentage may be specified by applicable provisions of law or in any agreement with any national securities exchange or otherwise.

     SECTION 2. DEFINITION OF "BUSINESS COMBINATION." The term 'Business Combination' as used in this Article XVI shall mean any transaction which is referred to in any one or more of subsections (a) through (f) of
     Section 1.

     SECTION 3. WHEN HIGHER VOTE IS NOT REQUIRED. The provisions of Section I of this Article XVI shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote, if any, as is required by applicable provisions of law, the Agreement of Association, as amended, or these By-Laws, if the condition specified in either of the following subsections (a) or (b) are met:

          (a) Approval by Disinterested Directors. The Business Combination shall have been approved by two-thirds of the Disinterested Directors.

          (b) Price and  Procedure  Requirements.   All  of the following seven
              conditions  shall  have been met:

               (i) The transaction constituting the Business Combination shall provide that the holders of Common Stock receive, in exchange for their stock, per share consideration (consisting of the cash and the Fair Market Value, as of the date of the consummation of the Business Combination, of consideration other than cash) at least equal to the highest of the following:

                   A. If applicable, the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Interested Stockholder for any share of Common Stock in connection with the acquisition by the Interested Stockholder of shares of Common Stock which were acquired (1) within the two-year period immediately prior to the initial day in which public trading of the Common Stock occurs following the first public announcement of the proposed Interested Stockholder (the "Announcement Date") or (2) in the transaction in which it became an Interested Stockholder, whichever is higher;

                    B. The Fair Market Value per share of Common Stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (the "Determination Date'", whichever is higher; and

                    C. If applicable, the price per share equal to the Fair Market Value per share of Common Stock determined pursuant to subsection 3(b)(i)(B) immediately preceding, multiplied by the ratio of
                              (1) the per share price determined pursuant to subsection 3(b)(i)(A) above to (2) the Fair Market Value per share of Common Stock on the first date in the two-year period immediately prior to the Announcement Date on which the Interested Stockholder beneficially owned any shares of Common Stock.

     All per share prices shall be adjusted to reflect fairly any intervening stock split, stock dividend, reverse stock split, recapitalization, reorganization or similar event affecting the number of shares of Common Stock outstanding and the market price per share of outstanding shares of Common Stock.

               (ii) If the transaction constituting the Business Combination shall also provide that the holders of any class of outstanding Voting Stock, other than Common Stock, if any, are to receive consideration in exchange for their stock, the per share consideration (consisting of the cash and the Fair Market Value, as of the date of the consummation of the Business Combination, of consideration other than cash) shall be at least equal to the highest of the following (it being intended that the requirements of this subsection 3(b)(ii) shall be required to be met with respect to every class of outstanding Voting Stock, whether or not the Interested Stockholder beneficially owns any shares of a particular class of Voting Stock):

               A. If applicable, the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Interested Stockholder for any share of such class of Voting Stock in connection with the acquisition by the Interested Stockholder of beneficial ownership of such share which was acquired (1) within the two-year period immediately prior to the Announcement Date or
                         (2) in the transaction in which it became an Interested Stockholder, whichever is higher;

               B. If applicable, the highest preferential amount per share to which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, regardless of whether the Business Combination to be consummated constitutes such an event;

               C. The Fair Market Value per share of such class of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher; and

               D. If applicable, the price per share equal to the Fair Market Value per share of such class of Voting Stock determined pursuant to subsection 3(b)(ii)(c) immediately preceding, multiplied by the ratio of (1) the per share price determined pursuant to subsection 3(b)(ii)(A) above to (2) the Fair Market Value per share of such class of Voting Stock on the first day in the two-year period immediately prior to the Announcement Date on which the Interested Stockholder beneficially owned any shares of such class of Voting Stock.

     All per share prices shall be adjusted to reflect fairly any intervening stock split, stock dividend, reverse stock split, recapitalization, reorganization or similar event affecting the number of shares of such Voting

Stock outstanding and the market price per share of outstanding shares of such Voting Stock.

             (iii) The consideration to be received by holders of a particular class of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as was previously paid by or on behalf of the Interested Stockholder in connection with its direct or indirect acquisition of beneficial ownership of shares of such class of Voting Stock. If the Interested Stockholder beneficially owns shares of any class of-Voting Stock which were acquired with varying forms of consideration, the form of consideration to be received by holders of such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of voting Stock beneficially owned by it.

              (iv) After such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business
                    Combination: (A) except as approved by two-thirds of the Disinterested Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding preferred stock; (B) there shall have been (1) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock) except as approved by two-thirds of the Disinterested Directors, and (2) an increase in such annual rate of dividends (as necessary to prevent any such reduction) in the event of any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by two-thirds of the Disinterested Directors; and (c) such Interested Stockholder shall not have become the beneficial owner of any shares of Voting Stock except as part of the transaction in which it became an Interested Stockholder and except in a transaction which after giving effect thereto, would not result in any increase in the Interested Stockholder's percentage beneficial ownership of any class of Voting Securities.

               (v) After such Interested Stockholder has become an Interested
                   Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Company, whether in anticipation of or in connection with such Business Combination or otherwise.

             (vi) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed by the Interested Stockholder to all stockholders of the Company at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

            (vii) Such Interested Stockholder shall not have made any major change in the Company's business or equity capital structure without the approval of two-thirds of the Disinterested Directors.

    SECTION 4.  CERTAIN DEFINITIONS. For the purposes of this Article XVI:

          (a) The term 'person' shall mean any individual, firm, corporation or other entity and shall include any group comprised of any person and any other person with whom such person or any Affiliate or Associate of such person has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of Voting Stock of the Company.

          (b) The term "Interested Stockholder" shall mean any person (other than the Company or any Subsidiary and other than any profitsharing, employee stock ownership or other employee benefit plan of the Company or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who or which:

              (i) Is at such time the beneficial owner, directly or indirectly, of shares of the Company having more than ten percent (10%) of the voting power of the then outstanding Voting Stock (unless all such shares were acquired on or before April 1, 1987); or

            (ii) At any time within the two-year period immediately prior to such time was the beneficial owner, directly or indirectly, of shares of the Company having more than ten percent (10%) of the voting power of the then outstanding Voting Stock (unless all such shares were acquired on or before April 1, 1987), or

           (iii) Is at any time an assignee of or has otherwise succeeded to the beneficial ownership of any shares of Voting Stock which were at any time within the two-year period immediately prior to such time beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

          (c) A person shall be a "beneficial owner" of any shares of Voting
Stock:

               (i) Which are beneficially owned, directly or indirectly, by such person or any of its Affiliates or Associates;

              (ii)  Which such person or any of its Affiliates or Associates has
                    (a) the right to acquire (whether or not such right is exercisable immediately) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options or otherwise or (b) the right to vote pursuant to any agreement, arrangement or understanding; or

             (iii) Which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

          (d) For the purposes of determining whether a person is an Interested Stockholder pursuant to subsection 4(b), the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned by an Interested Stockholder through application of subsection 4(c) but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options or otherwise.

          (e) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on April 1, 1987 (the term registrant in said Rule 12b-2 meaning, in this case, the Company).

          (f) "Beneficially owned" shall have the meaning ascribed to such term in Rule 13d3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on April 1, 1987.

          (g) "Disinterested Director" means any member of the Board of Directors of the Company who is not an Interested Stockholder, who is unaffiliated with, and not a representative of, the Interested Stockholder and was a member of the Board of Directors on April 1, 1987, or prior to the time that the Interested Stockholder became an Interested Stockholder, and any successor of a Disinterested Director who is not an Interested Stockholder, who is unaffiliated with, and not a representative of, the Interested Stockholder and is recommended or elected to succeed a Disinterested Director by a majority of the Disinterested Directors then on the Board of Directors.

          (h) "Fair Market Value" means: (i) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange Listed Stocks or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed or, if such stock is not listed on any such exchange, the highest closing sale price or the highest closing bid quotation, respectively, with respect to a share of such stock during the 30-day period preceding the date in question on the National Market System or on the National Association of Securities Dealers, Inc. Automated Quotations System, as the case may be, or any system then in use or, if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Disinterested Directors in good faith; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board of Directors in good faith.

          (i) In the event of any Business Combination in which the Company survives, the phrase "consideration other than cash to be received" as used in subsection 3(b) of this Article XVI shall include the shares of Common Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares. "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Company.

     SECTION 5. The Disinterested Directors shall have the power and duty to determine for purposes of this Article XVI, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article XVI, including, without limitation, (a) whether a person is an interested Stockholder, (b) the number of shares of Voting Stock beneficially owned by any person, (c) whether a person is an Affiliate or Associate of another, (d) whether the requirements of subsection 3(b) have been met with respect to any Business Combination and (e) whether the assets which are the subject of any Business Combination have, or whether the consideration to be received from the issuance or transfer of securities by the Company or any Subsidiary in any Business Combination has an aggregate Fair Market Value of $5,000,000 or more. Any such determination made in good faith shall be binding and conclusive.

     SECTION 6. Nothing contained in this Article XVI shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

     SECTION 7. Consideration for shares to be paid to any stockholder pursuant to this Article XVI shall be the minimum consideration payable to the stockholder and shall not limit a stockholder's right under any provision of law or otherwise to receive greater consideration for any shares of the Company.

     SECTION 8. The fact that any Business Combination complies with the provisions of Section 3 of this Article XVI shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Business Combination or recommend its adoption or approval to the stockholders of the Company, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors or any member thereof with respect to evaluations of or actions and responses taken with respect to such Business Combination.

     SECTION 9. AMENDMENTS TO ARTICLE. Notwithstanding any other applicable provisions of law, the Agreement of Association, as amended, or these By-Laws, and notwithstanding that a lesser percentage may be specified by law, the affirmative vote of the holders of at least eighty percent (80%) of the votes which all the stockholders would be entitled to cast at any annual election of Directors or class of Directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article XVI.


                                 ARTICLE XVII
                              AMENDMENTS - REPEAL

     Except as otherwise provided herein, these By-Laws may be altered, amended, added to or repealed in whole or in part at any annual or special meeting of the stockholders by vote of the holders of a majority of the capital stock of the Company outstanding and entitled to vote, provided that notice of such proposed alteration, amendment, addition or repeal is given in the notice of the meeting at which such alteration, amendment, addition or repeal is to be acted upon.